EQUITY RIGHTS LETTER

December 21, 2012

Hercules Technology Growth Capital, Inc.
400 Hamilton Avenue, Suite 310
Palo Alto, CA 94301
Attention:  Mr. Manuel A. Henriquez

Ladies and Gentlemen:

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by ADMA Biologics, Inc., a Delaware corporation (the “Company”), the Company hereby grants to Hercules Technology Growth Capital, Inc., a Maryland corporation (“Hercules”), the right to participate in and/or designate one or more of its affiliates (collectively, “Hercules Purchasers”) to participate in any one or more Subsequent Financings (as defined below) of the Company selected by Hercules in its sole discretion by permitting all Hercules Purchasers who participate in such Subsequent Financings to  purchase up to a maximum aggregate of $1,000,000 of Subsequent Financing Securities (as defined below).   Hercules Purchasers shall have no obligation to purchase Subsequent Financing Securities in any Subsequent Financing.  Any Hercules Purchaser purchasing Subsequent Financing Securities shall be an “accredited investor” as defined in Regulation D promulgated under the Securities Act of 1933, as amended (the “Act”).

As used herein:

“Subsequent Financing” means each sale and issuance by the Company on or after the date hereof, in a single transactions or series of related transactions, of shares of its convertible preferred stock or other equity securities (or instruments exercisable for or convertible into shares of convertible preferred stock or other equity securities) to one or more investors for cash for financing purposes, other than a sale effected pursuant to an effective registration statement under the Act.

“Subsequent Financing Securities” means, with respect to any Subsequent Financing, the class and series of convertible preferred stock or other equity security of the Company (or instruments exercisable for or convertible into shares of convertible preferred stock or other equity securities) sold and issued by the Company to the investor purchasers in such Subsequent Financing.

The purchase by each Hercules Purchaser of Subsequent Financing Securities in any Subsequent Financing shall be made, subject to the provisions of this letter (and subject to Hercules’ rights set forth in that certain Loan and Security Agreement of even date herewith among Hercules, the Company and the other parties named therein (as amended and in effect from time to time, the “Loan Agreement”)), upon the same terms and conditions (including, without limitation, price) as purchases by the other investor purchasers of Subsequent Financing Securities therein, and each such Hercules Purchaser shall execute the definitive stock or securities purchase agreement, investor rights agreement, stockholders agreement, voting agreement and other agreements and documents (collectively, the “Operative Documents”) executed by such other investor purchasers in connection with such Subsequent Financing.

The Company shall give Hercules not less than three (3) business days’ written notice prior to the anticipated closing of each Subsequent Financing, which notice shall summarize the principal terms and conditions of such Subsequent Financing (including, without limitation, price, and the principal investor purchasers), and shall provide such drafts and definitive copies of the Operative Documents and other documents and information in connection with such Subsequent Financing as are provided to the other investor purchasers or potential investor purchasers of Subsequent Financing Securities therein.  Any Hercules Purchaser may exercise its purchase rights hereunder by delivering written notice thereof to the Company no later than one (1) business day prior to such closing.  The Operative Documents and other materials and information provided by the Company to Hercules Purchasers in connection with any Subsequent Financing shall be held and treated by each such Hercules Purchaser in confidence in accordance with the provisions of Section 11.12 of the Loan Agreement.

This Agreement, and all rights and obligations hereunder, shall terminate on the Term Loan Maturity Date (as defined in the Loan Agreement).

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This Agreement shall be governed by, and interpreted and enforced in accordance with, the laws of the State of Delaware, excluding its conflict of laws provisions that would cause the application of the laws of any other jurisdiction.

Very truly yours, ADMA BIOLOGICS, INC. By: /s/ Adam Grossman__ Print Name: Adam Grossman Title: Pres & CEO

Acknowledged and agreed to:

HERCULES TECHNOLOGY GROWTH
CAPITAL, INC.

By: /s/ K. Nicholas Martitsch_______
Name: K. Nicholas Martitsch
Its:  Associate General Counsel